UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2008

Commission File Number 2-39621

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	42-0644327
(State of Incorporation)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa 52407

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the meeting of the Board of Directors of United Fire & Casualty Company held on August 15, 2008, the directors approved certain amendments of United Fire & Casualty Company’s Bylaws. The amendment is effective August 15, 2008.

Section 3 of Article II was amended to allow special meetings of the Board of Directors to be held at the call of the Chairman, the Vice Chairman, the President in the absence of the Chairman and Vice Chairman, or the Secretary on the written request of any two directors, (a) by giving at least two (2) days written notice thereof by ordinary mail to the last known address of each director or (b) by giving notice by telephone, facsimile or other electronic transmission not less than twenty-four (24) hours before the meeting.

Section 5 of Article II was amended to increase the mandatory retirement age for members of the Board of Directors first elected after August 12, 1988 from 70 to 72.

A blackline copy of the Bylaws showing the amendments is filed as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibit
99.1	Full text of United Fire &Casualty Company Bylaws (blacklined showing August 15, 2008 changes)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

August 19, 2008
(Date)

/s/ Randy A. Ramlo
Randy A. Ramlo, President and Chief Executive Officer

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